EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--230, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-64577 of our opinion dated February 9, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--230, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
February 9, 1996